EXHIBIT 99.1

Carolina Bank Holdings, Inc. Shareholders Approve Merger with First Bancorp

GREENSBORO, N.C., Dec. 22, 2016 (GLOBE NEWSWIRE) -- On December 20, 2016, the shareholders of Carolina Bank Holdings, Inc. (Nasdaq:CLBH) voted at a special meeting of shareholders to approve the previously announced Agreement and Plan of Merger and Reorganization, dated as of June 21, 2016, providing for the merger of Carolina Bank Holdings with First Bancorp (Nasdaq:FBNC). The votes cast by Carolina Bank Holdings shareholders in favor of the proposal to approve the merger represented approximately 73.43% of the company’s issued and outstanding common stock entitled to vote as of October 21, 2016, the record date for the special meeting. Of the shares voted, approximately 99.62% voted to approve the merger.

First Bancorp and Carolina Bank Holdings have received approval for the merger from the North Carolina Commissioner of Banks. An application for approval of the merger is also currently under review by the Board of Governors of the Federal Reserve System. The merger is expected to close during the first quarter of 2017, subject to receipt of all required regulatory approvals.

About Carolina Bank Holdings, Inc.

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc., began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, three in Greensboro, one in Asheboro, one in High Point, one in Burlington, and two in Winston-Salem. Residential mortgage loan production offices are located in Burlington, Chapel Hill and Sanford in addition to a wholesale residential mortgage operation in Greensboro. Carolina Bank Holdings, Inc.’s stock is listed on the Nasdaq Global Market under the symbol CLBH. Further information is available on the company’s web site: www.carolinabank.com.

Caution Regarding Forward-Looking Statements

This press release, in particular statements regarding the proposed transaction between Carolina Bank Holdings, Inc. and First Bancorp, the expected timetable for completing the transaction, and any other statements about Carolina Bank Holdings, Inc. or First Bancorp managements’ future expectations, beliefs, goals, plans or prospects, includes forward-looking statements that are based on certain beliefs and assumptions and reflect the current expectations of Carolina Bank Holdings, Inc., First Bancorp, and their respective management. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes,” “anticipates,” “expects,” “continues,” “predict,” “potential,” “contemplates,” “may,” “will,” “likely,” “could,” “should,” “estimates,” “intends,” “plans” and other similar expressions are forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements involve known and unknown risks, assumptions and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements, and you should not place undue reliance on these statements. Some of the factors that could cause actual results to differ materially from current expectations are: the ability to consummate the proposed transaction; any conditions imposed on the parties in connection with the consummation of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement relating to the proposed transaction; Carolina Bank Holdings, Inc.’s ability to maintain relationships with employees and third parties following announcement of the proposed transaction; the ability of the parties to satisfy the conditions to the closing of the proposed transaction; the risk that the proposed transaction may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in Carolina Bank Holdings Inc.’s reports filed with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions. Carolina Bank Holdings, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
Carolina Bank Holdings, Inc.
T. Allen Liles, EVP and CFO
Telephone: 336-286-8746
Email: a.liles@carolinabank.com